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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Proxy Statement/Prospectus of Park-Ohio Industries, Inc., for the registration of 11,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1998 with respect to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP



Cleveland, Ohio
April 15, 1998